December 23, 1996



The Chase Manhattan Bank
One Chase Manhattan Plaza - Third Floor
New York, New York  10081
Attention:  Mr. Michiel V. M. van der Voort

The Boatmen's National Bank of St. Louis
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri  63166-0236
Attention:  Mr. Thomas C. Guyton

Mercantile Bank of St. Louis National Association
#1 Mercantile Center, 12th Floor
P.O. Box 524
St. Louis, Missouri  63101
Attention:  Mr. Timothy W. Hassler

Gentlemen:

      Re:  Amendment of the line of credit agreement dated
           August 19, 1996 among Laclede Gas Company (the "Company" or "Laclede"), The Chase Manhattan Bank ("Chase"), The Boatmen's National Bank of St. Louis ("Boatmen's") and Mercantile Bank of St. Louis National Association ("Mercantile") (each a "Bank" and collectively the "Banks". Said line of credit agreement shall hereinafter be called the "Line of Credit Agreement").

      This amendatory agreement will confirm our agreement to amend the above-referenced Line of Credit Agreement, effective during the period from January 1, 1997 to March 1, 1997, on the same terms and conditions set forth in the above-referenced Line of Credit Agreement; subject only to the terms and modifications expressly set forth in numbered Paragraphs 1 through 4 below, each of which Paragraphs shall be effective on January 1, 1997.


















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The Chase Manhattan Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
December 23, 1996




           1. NEW MAXIMUM AMOUNTS OF ADVANCES. The combined aggregate principal amount of Advances at any time outstanding from any Bank under the Line of Credit Agreement shall not, on or after January 1, 1997, exceed the amount set forth opposite the name of such Bank below (such Bank's "Maximum Amount"), and shall be in a combined aggregate principal amount at any time outstanding which shall not exceed $90 million:

      Name of Bank                   Maximum Amount

      Chase                           $45,000,000
      Boatmen's                       $22,500,000
      Mercantile                      $22,500,000

           2. NEW FORM OF NOTE. Each executed Note in the form of Exhibit A to the Line of Credit Agreement as to which no sums are then due and payable thereunder shall be returned to Laclede immediately for cancellation, upon the holder Bank's receipt of an executed Note to that Bank in the form attached as Exhibit A to this amendatory agreement.

           3. ABSENCE OF MATERIAL ADVERSE CHANGE. The making of Advances under the Line of Credit Agreement as amended by this letter agreement is also subject to the absence of any material adverse change since
September 30, 1996, in the financial condition of Laclede.

           4. RATIFICATION OF REMAINDER OF LINE OF CREDIT AGREEMENT. Subject only to the amendments expressly set forth in numbered Paragraphs 1 through 3 above, the Line of Credit Agreement is hereby ratified, confirmed and approved in all respects. Without limiting the generality of the foregoing: (a) the interest rate on LIBO Rate Advances and the Facility Fee shall remain as specified in Paragraphs 6 and 7 of the Line of Credit Agreement; and (b) the Termination Date shall remain as specified in
Section 1g of the Line of Credit Agreement.


















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The Chase Manhattan Bank
The Boatmen's National Bank of St. Louis
Mercantile Bank of St. Louis National Association
December 23, 1996



      Please indicate your acceptance of the terms of this amendatory agreement by signing in the appropriate space below and returning to Laclede Gas Company the enclosed duplicate of the original of this letter. This letter may be executed in counterparts, each of which shall be an original, and all of which when taken together, shall constitute one agreement which shall amend the Line of Credit Agreement as hereinbefore provided.

                                Very truly yours,

                                LACLEDE GAS COMPANY

                                By:/s/ Ronald L. Krutzman
                                Name:  Ronald L. Krutzman
                                Title: Treas. & Asst. Secy.

Accepted and Agreed to as of
the date first written above.

THE CHASE MANHATTAN BANK


By: /s/ Michiel V.M. van Der Voort
Name:   Michiel V.M. van Der Voort
Title:  Vice President


THE BOATMEN'S NATIONAL BANK OF ST. LOUIS


By: /s/ Philip V. Hanel
Name:   Philip V. Hanel
Title:  Vice President


MERCANTILE BANK OF ST. LOUIS NATIONAL ASSOCIATION


By: /s/ Timothy W. Hassler
Name:   Timothy W. Hassler
Title:  Assistant Vice President







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